    As Filed with the Securities and Exchange Commission on February 9, 2000

                                                       Registration No._________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              Calico Commerce, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                     77-0373344
---------------------------------           ------------------------------------
  (State or other jurisdiction              (I.R.S. employer identification no.)
of incorporation or organization)

                      333 West San Carlos Street, Suite 300
                               San Jose, CA 95110
               ---------------------------------------------------
               (Address of principal executive offices) (Zip code)

                              Calico Commerce, Inc.
                 1995 Stock Option Plan, 1997 Stock Option Plan,
                   and 1999 Employee Stock Purchase Plan, and
               Options Granted Under the FirstFloor Software, Inc.
                      1993 Stock Option Plan and Assumed By
                           Calico Commerce, Inc., and
                  Options Granted Under the ConnectInc.com, Co.
                 1989 Stock Option Plan, 1996 Stock Option Plan,
                      1996 Directors Stock Option Plan and
                1999 Stock Option Plan For Non-Employee Directors
                                and Advisors and
                        Assumed By Calico Commerce, Inc.
               ---------------------------------------------------
                            (Full title of the plan)

                                 Alan P. Naumann
                              Calico Commerce, Inc.
                      333 West San Carlos Street, Suite 300
                               San Jose, CA 95110
               ---------------------------------------------------
                     (Name and address of agent for service)

Telephone number, including area code, of agent for service: (408) 975-7400.

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

------------------------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------
                                             Proposed            Proposed
    Title of                                 maximum             maximum
Securities to be        Amount to be      offering price        aggregate          Amount of
  registered(1)         registered(2)      per share(3)     offering price(3)   registration fee
----------------          ---------          --------        ---------------       ----------
1995 Stock Option Plan
Common Stock                 92,875          $  .0394        $      3,659.28
Par Value $0.001

1997 Stock Option Plan
Common Stock              6,665,284          $10.0105        $66,722,825.48
Par Value $0.001          1,684,754          $44.1563        $74,392,503.05

1999 Employee Stock Purchase Plan
Common Stock                750,000          $37.5328        $28,149,600.00
Par Value $0.001

Assumed Options: FirstFloor 1993 Stock Option Plan
Common Stock                 21,588          $ 2.5725        $     55,535.13
Par Value $0.001

Assumed Options: ConnectInc.com 1989 Stock Option Plan
Common Stock                 16,720          $25.6790        $    429,352.88
Par Value $0.001

Assumed Options: ConnectInc.com 1996 Stock Option Plan
Common Stock                198,171          $19.5062        $ 3,865,563.16
Par Value $0.001

Assumed Options: ConnectInc.com 1996 Directors' Stock Option Plan
Common Stock                  1,134          $56.0494        $     63,560.02
Par Value $0.001

Assumed Options: ConnectInc.com 1999 Stock Option Plan for
Non-Employee Directors and Advisors
Common Stock                  4,050          $30.8642        $    125,000.01
Par Value $0.001

TOTALS                    9,434,576                          $173,807,599.01       $45,885.20


----------

(1) The securities to be registered include options and rights to acquire Common Stock.

(2) Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to shares subject to outstanding but unexercised options under the 1995 Stock Option Plan and 1997 Stock Option Plan, the price is computed on the basis of the weighted average exercise price. As to the remaining shares under the 1997 Stock Option Plan, the price is based upon the average of the high and low prices of the Common Stock on February 11, 2000, as reported on the Nasdaq National Market. The 1999 Employee Stock Purchase Plan establishes a purchase price equal to 85% of the fair market value of the Company's Common Stock, and, therefore, the price for shares under this plan is based upon 85% of the average of the high and low prices of the Common Stock on February 11, 2000, as reported on the Nasdaq National Market. The price of the Assumed Options is computed on the basis of the weighted average exercise prices of the Assumed Options.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        Calico Commerce, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

        (a) The Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act") containing audited financial statements for the Company's latest fiscal year ended March 31, 1999. The prospectus is included in the Company's Registration Statement on Form S-1 (No. 333-82907, filed initially on July 15, 1999).

        (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the registrant document referred to in (a) above.

        (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A12G filed on September 23, 1999 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        (d) The ConnectInc.com, Co. Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

        The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel

        Inapplicable.

Item 6. Indemnification of Directors and Officers

        Section 102(b) of the Delaware General Corporation Law authorizes a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to corporation or its stockholders for monetary damages for breach or alleged breach of the director's "duty of care." While this statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on a director's duty of loyalty or liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends or stock redemptions or repurchases, or for any transaction from which the director derives an improper personal benefit. As permitted by the statute, the Company has adopted provisions in its Certificate of Incorporation which eliminate to the fullest extent permissible under Delaware law the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care.

        Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers, directors, employees and agents of a corporation. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary under Delaware law. The Company's Bylaws also empower it to enter into indemnification agreements with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. The Company has entered into agreements with its directors and certain of its executive officers that require the Company to indemnify such persons to the fullest extent permitted under Delaware law against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the Company or any of its affiliated enterprises. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

        Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7. Exemption From Registration Claimed

        Inapplicable.

Item 8. Exhibits

        See Exhibit Index.

Item 9. Undertakings

        The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on February 8, 2000.


                                  CALICO COMMERCE, INC.


                                  By: /s/ ARTHUR F. KNAPP, JR.
                                      ------------------------------------------
                                      Arthur F. Knapp, Jr.
                                      Vice President and Chief Financial Officer

                        SIGNATURES AND POWER OF ATTORNEY

        The officers and directors of Calico Commerce, Inc. whose signatures appear below, hereby constitute and appoint Alan P. Naumann and Arthur F. Knapp, Jr., and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                              Title                        Date
            ---------                              -----                        ----

/s/ ALAN P. NAUMANN                   President, Chief Executive          February 8, 2000
---------------------------------     Officer and Director
Alan P. Naumann                       (Principal Executive Officer)


/s/ ARTHUR F. KNAPP, JR.              Vice President and Chief            February 8, 2000
---------------------------------     Financial Officer
Arthur F. Knapp, Jr.                  (Principal Financial and
                                      Accounting Officer)


/s/ WILLIAM G. PASEMAN                Vice President, Research and        February 8, 2000
---------------------------------     Development and Chairman of
William G. Paseman                    the Board



                                      Director                            February __, 2000
---------------------------------
Joseph B. Costello


/s/ BERNARD J. LACROUTE               Director                            February 8, 2000
---------------------------------
Bernard J. Lacroute


/s/ WILLIAM D. UNGER                  Director                            February 8, 2000
---------------------------------
William D. Unger

                                  EXHIBIT INDEX


 4.1 Certificate of Incorporation of the Company is incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission initially on July 15, 1999
      (No. 333-82907)

 4.2 Bylaws of the Company are incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 filed with the Securities and
      Exchange Commission initially on July 15, 1999 (No. 333-82907)

 4.3 Agreement and Plan of Reorganization dated as of June 23, 1998 by and among Calico Technology, Inc., Calico Acquisition Corporation, FirstFloor
      Software, Inc., Certain Shareholders of FirstFloor Software, Inc., and
      Certain Shareholders of Calico Technology, Inc. is incorporated by reference to Exhibit 2.1 to the Company's Registration Statement on Form
      S-1 filed with the Securities and Exchange Commission initially on July
      15, 1999 (No. 333-82907)

 4.4  Form of Agreement and Plan of Merger between Calico Technology, Inc., a
      California corporation, and Calico Commerce, Inc., a Delaware corporation, is incorporated by reference to Exhibit 2.2 to the Company's Registration
      Statement on Form S-1 filed with the Securities and Exchange Commission initially on July 15, 1999 (No. 333-82907)

 4.5  Agreement and Plan of Merger by and among Calico Commerce, Inc.,
      ConnectInc.com, Co., and Calico Acquisition, Inc., dated as of November
      19, 1999, is incorporated by reference to Exhibit 2.1 to the Company's
      Registration Statement on Form S-4 filed with the Securities and Exchange
      Commission on December 20, 1999 (No. 333-93133)

 4.6  The ConnectInc.com, Co. Annual Report for the year ended December 31,
      1998, is incorporated by reference to such document filed with the Securities and Exhange Commission on November 24, 1999.

 5    Opinion re legality

23.1  Consent of Counsel (included in Exhibit 5) 23.2 Consent of
      PricewaterhouseCoopers LLP, Independent Accountants 23.3 Consent of Ernst
      & Young LLP, Independent Auditors, as to ConnectInc.com, Co.

23.4  Consent of Ernst & Young LLP, Independent Auditors, as to FirstFloor
      Software, Inc.

24 Power of Attorney (included in signature pages to this registration statement)